                                                      Registration No. 333-87831


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               -------------------

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                         IMAGE GUIDED TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)


                  COLORADO                                  84-1139082
     (State or other jurisdiction of                     (I.R.S. Employer
     incorporation or organization)                     Identification No.)


                             5710-B FLATIRON PARKWAY
                             BOULDER, COLORADO 80301
          (Address, including zip code of Principal Executive Offices)


     IMAGE GUIDED TECHNOLOGIES, INC. STOCK OPTION AGREEMENT FOR PAUL L. RAY
          IMAGE GUIDED TECHNOLOGIES, INC. EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plans)


                          Stephen Si Johnson, President
                         Image Guided Technologies, Inc.
                               2725 Fairfield Road
                            Kalamazoo, Michigan 49002
                                 (616) 385-2600
                      (Name, address and telephone number,
                   including area code, of agent for service)

                               -------------------

                         DEREGISTRATION OF COMMON STOCK

     On September 27, 1999, Image Guided Technologies, Inc. (the "Company") filed a Registration Statement on Form S-8, Registration No. 333-87831 (the "Registration Statement"), for the sale of 338,689 shares of Common Stock, no par value (the "Common Stock") of the Company under the Company's Employee Stock Purchase Plan and the Company's Stock Option Agreement for Paul L. Ray (the "Plans"). On August 16, 2000, the shareholders of the Company approved and adopted an Agreement and Plan of Merger, dated as of June 1, 2000 (the "Agreement") by and among the Company, Stryker Corporation ("Stryker") and IGT Acquisition Co, a wholly-owned subsidiary of Stryker ("IGT Acquisition"), and on August 16, 2000, IGT Acquisition merged with and into the Company and the Company became a wholly-owned subsidiary of Stryker. This Post-Effective Amendment No. 1 to the Registration Statement is being filed to deregister all of the unsold shares of Common Stock formerly issuable under the Plans and registered under the Registration Statement, constituting 115,472 shares.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kalamazoo, State of Michigan, on November 1, 2000.


                                       IMAGE GUIDED TECHNOLOGIES, INC.

                                       By: /s/ John W. Brown
                                           --------------------------
                                           John W. Brown
                                           Chairman of the Board


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS POST-EFFECTIVE AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


   Signatures                      Title                             Date
   ----------                      -----                             ----


/s/ John W. Brown            Chairman of the Board and          November 1, 2000
------------------------     Director (Principal
John W. Brown                Executive Officer)


/s/ David J. Simpson         Vice President, Secretary and      November 1, 2000
------------------------     Director (Principal Financial
David J. Simpson             and Accounting Officer)



                                        2